BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FIRST QUARTER 2023 RESULTS SALT LAKE CITY, UTAH—May 8, 2023—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter ended March 31, 2023. Net Income (Loss) was $(67.4) million for the quarter ended March 31, 2023. On a basic and diluted basis, net income (loss) attributable to Bridge per share of Class A common stock was $0.03 and $(0.13), respectively. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $33.4 million, or $0.19 per share after-tax, for the quarter ended March 31, 2023. Fee Related Earnings to the Operating Company were $30.9 million for the quarter ended March 31, 2023. Robert Morse, Bridge’s Executive Chairman, remarked “During the first quarter we continued to build momentum in our business across multiple metrics: we increased fee-earning AUM 51% year-over-year and closed Multifamily V at a record $2.3 billion, highlighting investors’ confidence in our specialized strategies. We continued to deploy capital into attractive fixed income opportunities and selectively in equity strategies. Additionally, we closed the acquisition of Newbury Partners on March 31, 2023, expanding Bridge into the attractive secondaries sector and integration has been comprehensive and seamless. We have strong conviction in each of our key thematic areas - Residential Rental, Logistics, Private Credit and Secondaries. These are resilient strategies which we believe benefit from durable secular tailwinds.” Jonathan Slager, Bridge’s Chief Executive Officer, added “Bridge’s specialized investment approach, forward integration into property management and conservative leverage are important differentiators for our company. Over 98% of our fee-earning AUM is in long-term, closed end funds that have no redemption features and a weighted- average duration of 7.4 years, adding to the foundational stability of our business. Despite broader market headwinds, we are well positioned with $4.4 billion of dry powder to invest at what we believe will be an attractive point in the cycle.” Common Dividend Bridge declared a quarterly dividend of $0.15 per share of its Class A common stock, payable on June 16, 2023 to its Class A common stockholders of record at the close of business on June 2, 2023. Additional Information Bridge Investment Group Holdings Inc. issued a full detailed presentation of its first quarter 2023 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “First Quarter 2023 Earnings Presentation.” Conference Call and Webcast Information The Company will host a conference call on May 9, 2023 at 9:30 a.m. ET to discuss its first quarter 2023 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (domestic) or 1-201-689-8721 (international) and requesting Bridge Investment Group Holdings Inc.’s First Quarter 2023 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com. An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on May 23, 2023 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13737445. Exhibit 99.1

About Bridge Bridge is a leading, alternative investment manager, diversified across specialized asset classes, with approximately $48.8 billion of assets under management as of March 31, 2023. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies. Forward-Looking Statements This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward- looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates. Shareholder Relations: Bonni Rosen Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com Jonathan Keehner / Kara Brickman / Erik Carlson Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

May 8, 2023 1st Quarter 2023 Earnings Presentation

2 DISCLAIMER The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holding s LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2023, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

3 GAAP INCOME STATEMENT GAAP Condensed Consolidated Statements of Operations (Unaudited) Three Months Ended March 31, ($ in thousands, except shares and per share amounts) 2023 2022 Revenues: Fund management fees $ 53,849 $ 52,700 Property management and leasing fees 19,899 18,279 Construction management fees 3,285 1,887 Development fees 335 1,259 Transaction fees 2,377 21,998 Fund administration fees 4,177 3,640 Insurance premiums 4,729 2,416 Other asset management and property income 2,797 1,955 Total revenues 91,448 104,134 Investment income: Performance allocations: realized 3,162 8,937 Performance allocations: unrealized (107,025) 65,862 Earnings from investments in real estate — 40 Total investment income (loss) (103,863) 74,839 Expenses: Employee compensation and benefits 51,178 47,480 Performance allocations compensation: realized 1,732 560 Performance allocations compensation: unrealized (14,670) 9,238 Loss and loss adjustment expenses 2,320 1,751 Third-party operating expenses 6,110 6,768 General and administrative expenses 13,893 9,508 Depreciation and amortization 1,093 633 Total expenses 61,656 75,938 Other income (expense): Realized and unrealized gains, net 1,487 427 Interest income 3,454 1,209 Interest expense (4,145) (1,621) Total other income 796 15 (Loss) income before provision for income taxes (73,275) 103,050 Income tax benefit (expense) 5,844 (5,545) Net (loss) income (67,431) 97,505 Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings LLC (56,249) 36,713 Net (loss) income attributable to Bridge Investment Group Holdings LLC (11,182) 60,792 Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings Inc. (13,216) 51,020 Net income attributable to Bridge Investment Group Holdings Inc. $ 2,034 $ 9,772 Financial Results • GAAP Net Loss was $67.4 million for the 1st quarter of 2023 • GAAP Net Income attributable to Bridge Investment Group Holdings Inc. was $2.0 million for the 1st quarter of 2023 • Earnings (loss) per share of Class A common stock - basic and diluted was $0.03 and $(0.13), respectively, for the 1st quarter of 2023

1ST QUARTER 2023 OVERVIEW

Financial Highlights

($ in MM, except per share data or as noted)	Q1 2023	Q1 2022	YoY Change %	LTM Q1 2023	LTM Q1 2022	YoY Change %
Total Revenue	$91.4	$104.1	(12)%	$396.4	$375.6	6%
GAAP Net (Loss) Income	$(67.4)	$97.5	(169)%	$107.4	$465.4	(77)%
Earnings per share, Basic	$0.03	$0.35	(91)%	$0.60	N/A	N/A
Fee Related Earnings ("FRE") to the Operating Company[1]	$30.9	$45.4	(32)%	$143.8	$135.7	6%
Distributable Earnings ("DE") of the Operating Company[1]	$33.4	$47.9	(30)%	$173.4	$165.6	5%
After-tax DE per share[1]	$0.19	$0.28	(32)%	$1.01	$1.05	(4)%

Key Operating Metrics

	Q1 2023	Q1 2022	YoY Change %	LTM Q1 2023	LTM Q1 2022	YoY Change %
Gross AUM	$48.8 Bn	$38.8 Bn	26%	$48.8 Bn	$38.8 Bn	26%
Fee-Earning AUM	$22.2 Bn	$14.7 Bn	51%	$22.2 Bn	$14.7 Bn	51%
Capital Raised	$0.7 Bn	$1.1 Bn	(39)%	$4.0 Bn	$6.0 Bn	(33)%
Capital Deployed	$0.9 Bn	$0.6 Bn	36%	$3.4 Bn	$5.0 Bn	(32)%
Dry Powder	$4.4 Bn	$2.9 Bn	52%	$4.4 Bn	$2.9 Bn	52%
Realized Performance Allocations	$3.2	$8.9	(65)%	$63.5	$85.9	(26)%
Unrealized Accrued Performance Allocations	$447.7	$505.4	(11)%	$447.7	$505.4	(11)%

Business Update

- Declared quarterly dividend of $0.15 per share of Class A common stock, payable on June 16, 2023 to stockholders of record on June 2, 2023.
- On March 31, 2023, the Company completed its previously announced $320.1 million cash acquisition of substantially all of the business of Newbury Partners LLC, an investment manager that specializes in acquiring limited partnership interests in private equity funds through secondary transactions.
- In connection with this acquisition, the Company entered into a $150 million note purchase agreement, pursuant to which the Operating Company issued two tranches of notes in a private placement offering with a weighted-average interest rate and duration of 6.0% and 7.6 years, respectively. These transactions funded on March 29, 2023.
- At the end of Q1 2023, the Company had $4.4 billion of dry powder across all fund verticals, a majority of which is in our Multifamily, Workforce & Affordable Housing, Credit and Secondaries vehicles.

[1] For the twelve months ended March 31, 2022 the pro forma information assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

4

5 $14.5 $20.0 $25.2 $36.3 $43.3 $38.8 $48.8 2018 2019 2020 2021 2022 Q1 2022 Q1 2023 Gross Assets Under Management (AUM)1 ($ in Bn) Fee-Earning Assets Under Management (FEAUM)1 ($ in Bn) PROVEN RECORD OF STRONG AND STEADY GROWTH ~36% 5-Yr CAGR (1Q'18 vs 1Q'23) ~26% YoY Growth (1Q'22 vs 1Q'23) $5.8 $8.7 $10.2 $13.4 $17.3 $14.7 $22.2 2018 2019 2020 2021 2022 Q1 2022 Q1 2023 ~38% 5-Yr CAGR (1Q'18 vs 1Q'23) ~51% YoY Growth (1Q'22 vs 1Q'23) 1 AUM and FEAUM as of March 31, 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023.

6 $108 $181 $166 $254 $320 $298 $302 Recurring Fund Management Fee Revenue Catchup Fund Management Fee Revenue Transaction and Other Fee Revenue 2018 2019 2020 2021 2022 LTM 1Q22 LTM 1Q23 $138 $246 $232 $330 $409 $376 $396 2018 2019 2020 2021 2022 LTM 1Q22 LTM 1Q23 Total Revenues ($ in MM) Fee-Related Revenue ($ in MM) PROVEN RECORD OF STRONG AND STEADY GROWTH ~27% 5-Yr CAGR (1Q'18 vs 1Q'23) Fund Mgmt. Fees (Recurring & Catchup): ~33% 5-Yr CAGR (1Q'18 vs 1Q'23) Total Fee-Related Revenue: ~25% 5-Yr CAGR (1Q'18 vs 1Q'23) 1 Netted out for placement agent fees (allocated pro rata between recurring and catchup fund management fees). 1 1

NON-GAAP FINANCIAL MEASURES

($ in thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Last Twelve Months Ended March 31, 2023	Last Twelve Months Ended March 31, 2022
Fund-level fee revenues				
Fund management fees	$ 53,849	$ 52,700	$ 222,733	$ 177,786
Transaction fees	2,377	21,998	36,585	91,745
Total net fund-level fee revenues	56,226	74,698	259,318	269,531
Net earnings from Bridge property operators	3,243	2,939	10,809	12,365
Development fees	335	1,259	3,765	4,576
Fund administration fees	4,177	3,640	15,567	3,640
Other asset management and property income	2,797	1,955	12,344	7,748
Fee Related Revenues	66,778	84,491	301,803	297,860
Cash-based employee compensation and benefits	(31,623)	(32,539)	(125,336)	(108,343)
Net administrative expenses	(6,139)	(6,740)	(27,736)	(21,443)
Fee Related Expenses	(37,762)	(39,279)	(153,072)	(129,786)
Total Fee Related Earnings	29,016	45,212	148,731	168,074
Total Fee Related Earnings attributable to non-controlling interests	1,856	150	(4,898)	(32,401)
Total Fee Related Earnings to the Operating Company	30,872	45,362	143,833	135,673
Fund level performance fee revenues				
Realized performance allocations and incentive fees	3,162	8,937	63,506	85,910
Realized performance allocations and incentive fees compensation	(1,732)	(560)	(5,567)	(5,286)
Net realized performance allocations attributable to non-controlling interests	(619)	(6,094)	(33,845)	(49,742)
Net insurance income (loss)	2,409	665	8,081	1,532
Earnings from investments in real estate[1]	—	40	2,129	2,176
Net interest income (expense) and realized gain (loss)	(697)	(450)	(4,717)	(4,674)
Distributable Earnings attributable to the Operating Company	$ 33,395	$ 47,900	$ 173,420	$ 165,589
Distributable After-Tax Earnings per share of Class A common stock	$ 0.19	$ 0.28	$ 1.01	$ 1.05
Weighted-average shares of Class A common stock outstanding - Basic	25,068,319	23,138,030	24,406,959	22,612,217

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues LTM

- Growth in recurring fund management fees driven by strong growth in FEAUM
- Includes fund administration fees from internalization of fund administration

Fee Related Earnings LTM

- Growth driven by continued FEAUM growth

BRIDGE INVESTMENT GROUP

7

8 $175 $1,056 $1,493 $2,307 $1,101 $1,498 $1,345 $518 $674 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 • $674 million of capital raised in Q1 2023 driven by Credit, Multifamily, Development (Opportunity Zone), and Renewable Energy • $866 million of deployment in Q1 2023, mostly driven by Credit strategies Capital Raised ($ in MM) FEE-EARNING AUM DRIVERS Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn)1 Total AUM: $26 $29 $32 $36 $39 $42 $44 $43 $49 $212 $998 $1,303 $2,060 $639 $938 $633 $980 $866 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $10.3 $10.8 $12.1 $13.4 $14.7 $15.5 $16.6 $17.3 $22.2 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 1 AUM and FEAUM as of March 31, 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023.

9 Management Fees ($ in MM) FEE RELATED REVENUE SUMMARY Transaction Fees ($ in MM) All Other Fees ($ in MM) • Recurring fund management fees increased 15% in Q1 2023 compared to Q1 2022 • Fund management fees includes a decrease of $2.8 million of catchup fees compared to Q4 2022 and a decrease of $5.6 million of catchup fees compared to Q1 2022 • All other fees includes fund administration fees which the Operating Company began earning in Q1 2022, these fees total $4.2 million for Q1 2023 Fee Related Revenue ($ in MM) $5 $16 $22 $32 $22 $18 $12 $5 $2 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $31 $35 $41 $50 $53 $49 $64 $55 $54 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $4 $5 $8 $6 $10 $9 $11 $12 $11 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $40 $56 $70 $88 $84 $76 $86 $73 $67 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023

10 1 As of March 31, 2023. 2 Weighted-average fund life for closed-end funds as of March 31, 2023, which includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. LONG DURATION CAPITAL DRIVES FEE VISIBILITY • $674.1 million raised in 2023 continues to drive strong recurring Fund Management Fee growth which increased by 15% year-over-year • Capital commitments raised in 1st quarter averaged 8.2 years in duration • Our weighted-average FEAUM by remaining duration is 7.4 years2 Fee-Earning AUM1 Multifamily 17% Workforce & Affordable Housing 10% Seniors Housing 7% Single-Family Rental 1%Development 18% Office 4% Logistics 1% Net Lease Income 1% Debt 21% Agency MBS 1% Secondaries 19% Fee-Earning AUM by Remaining Duration1 10+ Years, 29% 7-10 Years, 31% 5-7 Years, 16% 3-5 Years, 16% 0-3 Years, 6% Perpetual, 2%

11 Total Revenues & GAAP Net Income (Loss) ($ in MM) 1All earnings prior to Q3 2021 are on a pro forma basis; assumes our IPO and related transactions occurred prior to reported period. EARNINGS SUMMARY Fee Related Earnings & Distributable Earnings to the Operating Company ($ in MM)1 • Fee Related Earnings driven by continued FEAUM growth and healthy margins - Q1 2023 impacted by timing of catchup and transaction fees • Q1 2023 includes the impact of collapsing the 2020 profits interests which was determined on an accretive basis to the Operating Company Fee Related Earnings & Margin ($ in MM) $18 $31 $42 $50 $45 $40 $45 $35 $29 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $59 $72 $92 $107 $104 $99 $110 $95 $91 $41 $83 $119 $166 $98 $124 $32 $18 $(67) Total Revenues GAAP Net Income (Loss) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $15 $25 $30 $36 $45 $40 $42 $31 $31 $17 $37 $42 $39 $48 $55 $50 $36 $33 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 44% 55% 60% 57% 54% 52% 52% 49% 43%Margin:

12 $203 $247 $302 $440 $505 $576 $559 $555 $448 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 +120% (43% CAGR) PERFORMANCE FEE SUMMARY Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations1 ($ in MM) 1 Based on fair value one quarter in arrears. All earnings prior to Q3 2021 are on a pro forma basis; assumes our IPO and related transactions occurred prior to reported period. 2 As of March 31, 2023. 3 Does not include any carried interest related to Newbury Funds I through V. Performance Fees & Realizations ($ in MM) • Carry-eligible AUM of $17.8 billion3, over 80% of FEAUM • Accrued performance allocations attributable to the Operating Company is $172.8 million, the decrease during the quarter was due to increased cap rate valuation assumptions • Pipeline for future performance-driven Distributable Earnings is significant • Quarterly realization pace and performance fees will vary based upon market conditions $6.5 $35.6 $31.0 $10.3 $8.9 $33.6 $21.0 $4.1 $1.4 Net performance fees to the Operating Company - realized Gross performance fees to the Operating Company - realized Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 2015 11.6% 2016 1.6% 2017 18.1% 2018 62.5% Post 2018 5.3% Perpetual 0.9%

COMPELLING FUND-LEVEL TRACK RECORD

Closed-End Funds (Investment Period Beginning, Ending Date)	As of March 31, 2023 Investor Levered Net IRR	Investor Unlevered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2012)	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	20.1 %	19.4 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	22.6 %	21.9 %
Bridge Multifamily V (Jul 2021, to present)[2]	(34.4)%	(29.0)%
Total Multifamily Funds	19.1 %	18.6 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	19.1 %	19.1 %
Bridge Workforce Housing II (Aug 2020, to present)[3]	(1.2)%	(0.5)%
Total Workforce & Affordable Housing Funds	13.5 %	13.1 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	(0.4)%	(0.3)%
Bridge Seniors II (Mar 2017, Mar 2020)	4.4 %	4.5 %
Bridge Seniors III (Nov 2020, to present)	3.7 %	3.7 %
Total Seniors Housing Funds	1.8 %	1.9 %
Office		
Bridge Office I (Jul 2017, Jul 2020)	(7.2)%	(7.0)%
Bridge Office II (Dec 2019, Dec 2022)	12.8 %	11.8 %
Total Office Funds	(3.7)%	(3.3)%
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	5.8 %	5.8 %
Bridge Debt II (Jul 2016, Jul 2019)	8.8 %	8.7 %
Bridge Debt III (May 2018, May 2021)	9.0 %	8.9 %
Bridge Debt IV (Nov 2020, to present)	7.0 %	6.2 %
Total Debt Strategies Funds	8.4 %	8.1 %

- Continued strong performance for residential housing funds driven by Bridge's vertical integration approach
- Performance is driving demand for new commitments in our newly launched vehicles
- Multifamily Funds II, III, IV, Workforce Housing Fund I, Debt Funds II and III were ranked in the first quartile by Preqin[1]
- Excludes performance for strategies currently raising capital including: Logistics, Net Lease Income, Single-Family Rental, Agency MBS, Renewable Energy & PropTech

[1] Includes value-add strategies as of Q4 2022. Preqin rankings based on self-reported data and do not imply an endorsement from Preqin or any other organization.
[2] Bridge Multifamily V is approximately 41% called with approximately $1.3 billion of dry powder available to deploy before the end of the investment period in July 2025.
[3] Bridge Workforce Housing II is approximately 54% called with approximately $0.8 billion of dry powder available to deploy before the end of the investment period in August 2024.

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 37 for additional information.

BRIDGE INVESTMENT GROUP
13

DISTRIBUTABLE EARNINGS AND CAPITALIZATION

Earnings (Loss) Per Share of Class A Common Stock - Diluted[1]



N/A
N/A
$0.41
$0.52
$0.35
$0.44
$0.17
$(0.04)
$(0.13)
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

After-Tax Distributable Earnings Per Share[2]



$0.12
$0.25
$0.26
$0.26
$0.28
$0.32
$0.29
$0.21
$0.19
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Balance Sheet ($ in MM)
As of March 31, 2023

Assets		
Cash and cash equivalents	$	77.5
Restricted cash		9.9
Marketable securities, at fair value		12.7
Receivables from affiliates		61.2
Notes receivable from affiliates		59.4
Other assets		75.9
Other investments		185.0
Accrued performance allocations		447.7
Intangible assets, net		153.4
Goodwill		234.6
Deferred tax assets, net		54.6
Total assets	$	1,371.9
Liabilities		
Accrued performance allocations compensation	$	52.1
Accrued compensation and benefits		14.4
Accounts payable and accrued expenses		22.5
Due to affiliates		52.1
General Partner Notes Payable, at fair value		7.7
Insurance loss reserves		9.8
Self-insurance reserves and unearned premiums		4.1
Line of credit		80.0
Other liabilities		41.2
Notes payable		446.4
Total liabilities	$	730.3

[1] Prior to the Company's IPO in July 2021, no earnings per share information is available.
[2] All earnings prior to Q3 2021 are on a pro forma basis; assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

14

15 MULTIFAMILY INVESTMENT RETURNS OVER TIME Source: Bloomberg; NCREIF Multifamily Index: NCREIF Property Index (NPI), US Equities: S&P 500, Fixed Income: Barclays Aggregate Bond Index. “CREIF Multifamily” is presented as gross of fees on an asset-level basis. “U.S. Equities” is presented as a benchmark index for performance. Data as of Q1 2023. Rolling 10-year MOIC - private, unlevered core multifamily vs. other asset classes (total return)

COMPANY OVERVIEW

17 Multifamily 19.4% Workforce & Affordable Housing 11.2% Seniors Housing 7.5% Single-Family Rental 2.1% Development 11.7% Office 5.1% Logistics 1.5% Net Lease Income 1.3% Debt 24.4% Agency MBS 5.2% Secondaries 10.6% BRIDGE INVESTMENT GROUP OVERVIEW A leading vertically integrated investment manager, diversified across specialized asset classes Nationwide, “boots on the ground” team and scalable infrastructure with active asset management, property management, leasing, and construction management Ranked #13 global private equity real estate firm (June 2022) & #14 global real estate debt fund manager (May 2022) for fundraising by PERE Loyal global investor base with ~$20.2Bn of capital raised over the last five years2 Key Stats1 $48.8Bn Gross AUM ~$600MM+ Principal, Employee, and Affiliate Capital Commitments LTM Q1 2023 Pre-Tax Distributable Earnings $173MM AUM by Strategy1 Equity Strategies Credit Strategies 1Q'18 - 1Q'23 Fee-Related Earnings CAGR ~25% Experienced and aligned management team leading a deep and talented organization Track record of strong organic and inorganic growth with proven ability to grow new business lines 1 As of March 31, 2023. 2 From April 1, 2018 through March 31, 2023.

18 Strong Tailwinds from Favorable Industry Trends Diversified and Synergistic Business Model Spanning Real Estate, Credit, Renewable Energy and Secondaries Vertically Integrated Business Model and Scalable Infrastructure Drive Competitive Advantages and Attractive Investment Returns National Footprint with High-Touch Operating Model and Local Expertise High Proportion of Recurring Fees and “Sticky” Contractual Revenue Streams from Long-duration Capital Proven Record of Fundraising Success with a Loyal Investor Base Significant Organic and Inorganic Opportunities to Accelerate Growth Long-tenured Senior Management Team with High Alignment and Support of Deep and Talented Employee Pool BRIDGE INVESTMENT GROUP KEY INVESTMENT HIGHLIGHTS

19 VERTICALLY INTEGRATED BUSINESS MODEL DRIVES COMPETITIVE ADVANTAGES AND ATTRACTIVE INVESTMENT RETURNS Operational impact and alpha generation enhanced by collaborative teams Bridge’s operational expertise extends beyond asset management and includes a full spectrum of alpha-generating services Bridge’s ability to offer specialized operational capabilities translates directly to investor returns

20 1 Committed capital OVERVIEW OF NEWBURY PARTNERS $2.8 $4.2 $4.3 $5.1 $5.6 $6.2 2016 2017 2018 2019 2020 2021 Cumulative Equity Raised ($ in Bn) Fund Year Size1 Newbury Equity Partners 2007 $0.7Bn Newbury Equity Partners II 2010 $1.0Bn Newbury Equity Partners III 2014 $1.1Bn Newbury Equity Partners IV 2017 $1.4Bn Newbury Equity Partners V 2020 $2.0Bn Fund Overview ($ in Bn) On March 31, 2023, Bridge completed the acquisition of Newbury Partners: • Founded in 2006, Newbury Partners specializes in acquiring limited partnership interests in established leveraged buyout, growth equity and venture capital funds through secondary transactions • Newbury’s strategy differentiates it from other secondary market participants and is highly defensible ◦ Newbury Partners pursues an opportunistic and value-oriented investment strategy, targeting small- to mid-size transactions in the secondary market ◦ Significant investment focus on the U.S. private equity middle market

21 Individual 46% Institutional 54% BALANCED INVESTOR BASE Fund Investor by Geography1 Fund Investor by Type1 Bridge’s Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth u During Q1 2023, 72% of capital was raised internationally and 75% came from institutional investors u Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world u AIFM license in Luxembourg approved July 2022, which has opened up marketing efforts for real estate funds in Europe in a more direct and efficient manner US 59% Rest of World 41% 1 Based on committed capital as of March 31, 2023 and includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023.

TRACK RECORD OF FUNDRAISING SUCCESS WITH A LOYAL INVESTOR BASE

Bridge enjoys a diverse investor base with many repeat investors

High Proportion of Repeat Investors[1, 2]



Non-Repeat 24.9%
Repeat Investors 75.1%

High Proportion of Investors Invested Across Multiple Funds[1]



Invested in Single Fund 41.1%
Invested Across Multiple Funds 58.9%

LP Composition[1,3]



Fund of Funds 8.1%
Employees 2.5%
Insurance, Bank, Foundation 18.6%
Wealth Management 27.8%
Family Office, HNW, RIA 16.2%
SWF, Pension 26.8%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist

1 Based on committed capital as of March 31, 2023.
2 Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of March 31, 2023.
3 Based on committed capital as of March 31, 2023 and includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023.

BRIDGE INVESTMENT GROUP
22

ESG INITIATIVES ARE CORE TO OUR CULTURE

Our commitment to ESG spans our organization as we seek to analyze, integrate and report ESG metrics across our assets, investments, and practices.


ENVIRONMENTAL
MEASURING
CROSS-DIVISIONAL INTEGRATION
BRIDGE INVESTMENT GROUP
REPORTING
SOCIAL / COMMUNITY & CITIZENSHIP
GOVERNANCE
SOCIAL

Measuring

- Seeking to integrate ESG parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection.
- Seeking measurement and reporting of energy, emissions, water and waste to steadily improve environmental performance across Value-Add Multifamily, Workforce & Affordable Housing ("WFAH"), Office, and Seniors Housing strategies and communities.

Social / Community & Citizenship

- Passionate community revitalization mindset, with dedicated social & community programming funded by the Bridge Community Enhancement Initiative ("BCEI"),[1] integrated into WFAH assets.
- Firmwide citizenship initiatives such as Charitable Giving, Employee Engagement and Employee Resource Groups.
- Engage with CERES, NCREIF, Sorenson Impact, and PropTech firms for continuous dialogue on ESG best practices and new technologies.
- Employee, resident and tenant engagement to promote sustainable and healthy practices.

Reporting

- Seeking alignment with industry-leading benchmarks and global frameworks such as Global Impact Investing Network's[1] ("GIIN") & UN Principles for Responsible Investment ("UNPRI"), which provides unbiased assessment of progress and best practices.
- Completed GRESB reporting submissions in 2021 and 2022.[2]
- Support the achievement of the United Nations Sustainable Development Goals ("SDGs") in its annual ESG report and GIIN IRIS metrics for WFAH.[1]

Cross-Divisional Integration

- Cross-functional ESG Steering Committee and integration of business lines and leadership for decision making, opportunity assessment, and risk mitigation.
- Dedicated Climate Change Task Force to increase awareness of climate risks and opportunities.
- Diversity, Equity and Inclusion ("DE&I") Committee to drive progress at all levels of the organization.

Select Associations

PRI Principles for Responsible Investment | GRESB | TCFD Task Force on Climate-Related Financial Disclosures | Sustainable Development Goals | Ceres | GIIN

Select ESG Awards[3]

- 2021 & 2022 Environmental Finance Social Fund of the Year
- 2021 Pension Bridge ESG Strategy of the Year Award
- 2021 ESG Investing Awards: Private Equity

[1] For our Workforce and Affordable Housing Funds.
[2] Bridge completed its first GRESB reporting submission in 2021 for Bridge Workforce and Affordable Housing Fund I and Bridge Office Fund II and submitted its 2022 GRESB reports recently for the aforementioned funds, as well as for Bridge Multifamily Fund IV and Bridge Seniors Housing Fund II.
[3] For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

BRIDGE INVESTMENT GROUP
23

APPENDIX

25 Appendix GAAP Condensed Consolidated Balance Sheets As of ($ in thousands) March 31, 2023 December 31, 2022 Assets (Unaudited) (Audited) Cash and cash equivalents $ 77,508 $ 183,576 Restricted cash 9,949 9,689 Marketable securities, at fair value 12,717 14,614 Receivables from affiliates 61,188 53,804 Notes receivable from affiliates 59,432 67,244 Other assets 75,918 70,466 Other investments 184,961 85,456 Accrued performance allocations 447,698 554,723 Intangible assets, net 153,410 4,894 Goodwill 234,603 55,982 Deferred tax assets, net 54,552 54,387 Total assets $ 1,371,936 $ 1,154,835 Liabilities and shareholdersʼ equity Accrued performance allocations compensation $ 52,084 $ 66,754 Accrued compensation and benefits 14,423 15,643 Accounts payable and accrued expenses 22,471 24,942 Due to affiliates 52,138 51,966 General Partner Notes Payable, at fair value 7,690 8,633 Insurance loss reserves 9,790 9,445 Self-insurance reserves and unearned premiums 4,131 3,453 Line of credit 80,000 — Other liabilities 41,225 30,386 Notes payable 446,387 297,294 Total liabilities $ 730,339 $ 508,516 Total shareholdersʼ equity $ 641,597 $ 646,319 Total liabilities and shareholdersʼ equity $ 1,371,936 $ 1,154,835

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]		Actual						
	Three Months Ended								
($ in thousands)	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Net (loss) income	$ 38,378	$ 84,031	$ 118,882	$ 165,786	$ 97,505	$ 124,382	$ 32,241	$ 18,245	$ (67,431)
Income tax (benefit) expense	1,703	2,340	2,607	4,821	5,545	5,837	3,203	7,610	(5,844)
(Loss) income before provision for income taxes	40,081	86,371	121,489	170,607	103,050	130,219	35,444	25,855	(73,275)
Depreciation and amortization	753	727	699	651	633	887	703	713	1,093
Less: Unrealized performance allocations	(14,729)	(43,204)	(53,042)	(137,638)	(65,862)	(70,116)	16,367	4,437	107,025
Plus: Unrealized performance allocations compensation	623	2,540	2,682	20,910	9,238	7,987	3,789	3,856	(14,670)
Less: Unrealized (gains) losses, net	(5,780)	(317)	(2,565)	(705)	(479)	(3,483)	(387)	101	(1,493)
Plus: Other (income) expenses, net	—	—	—	1,723	—	—	—	(1,246)	—
Plus: Share-based compensation	3,133	16,916	2,452	3,592	7,264	6,553	9,624	8,702	9,360
Plus: Transaction and non-recurring costs	—	—	—	—	—	—	—	—	4,118
Less: Net realized performance allocations attributable to non-controlling interests	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)	(2,357)	(619)
Less: Cash income attributable to non-controlling interests in subsidiaries	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)	1,856
Distributable Earnings attributable to the Operating Company	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637	$ 33,395
Realized performance allocations and incentive fees	(6,467)	(35,629)	(30,999)	(10,345)	(8,937)	(33,581)	(22,308)	(4,455)	(3,162)
Realized performance allocations and incentive fees compensation	429	2,223	1,855	648	560	2,165	1,321	349	1,732
Net realized performance allocations to non-controlling interests	4,486	20,593	17,142	5,913	6,094	18,409	12,460	2,357	619
Net insurance (income) loss	(1,108)	110	(1,101)	124	(665)	(1,406)	(1,183)	(3,083)	(2,409)
(Earnings) losses from investments in real estate	43	(980)	(823)	(333)	(40)	(1,251)	(818)	(60)	—
Net interest (income) expense and realized (gain) loss	630	1,995	1,381	848	450	1,529	2,323	168	697
Less: Cash income attributable to non-controlling interests in subsidiaries	2,648	5,829	12,154	14,568	(150)	(977)	3,307	4,424	(1,856)
Total Fee Related Earnings	$ 17,608	$ 30,752	$ 42,028	$ 50,082	$ 45,212	$ 39,503	$ 44,875	$ 35,337	$ 29,016
Total Fee Related Earnings attributable to non-controlling interests	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)	1,856
Total Fee Related Earnings attributable to the Operating Company	$ 14,960	$ 24,923	$ 29,874	$ 35,514	$ 45,362	$ 40,480	$ 41,568	$ 30,913	$ 30,872

[1] Pro forma assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

26

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

($ in thousands)	Pro Forma[1] 3/31/2021	Actual – Three Months Ended 6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Fund-level fee revenues									
Fund management fees	$ 30,860	$ 34,545	$ 40,576	$ 49,965	$ 52,700	$ 49,380	$ 64,096	$ 55,408	$ 53,849
Transaction fees	5,326	16,242	21,907	31,598	21,998	17,643	11,532	5,033	2,377
Total net fund-level fee revenues	36,186	50,787	62,483	81,563	74,698	67,023	75,628	60,441	56,226
Net earnings from Bridge property operators	2,094	1,988	4,969	2,469	2,939	2,108	1,294	4,164	3,243
Development fees	386	1,163	1,018	1,136	1,259	793	986	1,651	335
Fund administration fees	—	—	—	—	3,640	3,657	3,808	3,925	4,177
Other asset management and property income	1,520	1,611	1,533	2,649	1,955	2,659	4,413	2,475	2,797
Fee Related Revenues	40,186	55,549	70,003	87,817	84,491	76,240	86,129	72,656	66,778
Cash-based employee compensation and benefits	(20,308)	(21,403)	(23,173)	(31,228)	(32,539)	(30,120)	(34,242)	(29,351)	(31,623)
Net administrative expenses	(2,270)	(3,394)	(4,802)	(6,507)	(6,740)	(6,617)	(7,012)	(7,968)	(6,139)
Fee Related Expenses	(22,578)	(24,797)	(27,975)	(37,735)	(39,279)	(36,737)	(41,254)	(37,319)	(37,762)
Total Fee Related Earnings	17,608	30,752	42,028	50,082	45,212	39,503	44,875	35,337	29,016
Total Fee Related Earnings attributable to non-controlling interests	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)	1,856
Total Fee Related Earnings to the Operating Company	14,960	24,923	29,874	35,514	45,362	40,480	41,568	30,913	30,872
Realized performance allocations and incentive fees	6,467	35,629	30,999	10,345	8,937	33,581	22,308	4,455	3,162
Realized performance allocations and incentive fees compensation	(429)	(2,223)	(1,855)	(648)	(560)	(2,165)	(1,321)	(349)	(1,732)
Net realized performance allocations attributable to non-controlling interests	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)	(2,357)	(619)
Net insurance income (loss)	1,108	(110)	1,101	(124)	665	1,406	1,183	3,083	2,409
Earnings (losses) from investments in real estate	(43)	980	823	333	40	1,251	818	60	—
Net interest income (expense) and realized gain (loss)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)	(168)	(697)
Distributable Earnings attributable to the Operating Company	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637	$ 33,395

[1] Pro forma assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

27

Appendix

Unaudited Historical Pro Forma & Actual Reconciliation of Non-GAAP Distributable Earnings per Share

	Pro Forma[1]	Actual							
	Three Months Ended								
($ in thousands, except per share and per share amounts)	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Numerator									
Distributable Earnings ("DE") attributable to the Operating Company	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637	$ 33,395
Less: DE attributable to non-controlling interests in the Operating Company	(13,127)	(28,359)	(33,792)	(29,957)	(37,380)	(42,256)	(38,451)	(27,488)	(25,230)
DE attributable to Bridge Investment Group Holdings Inc.	3,820	8,252	8,627	8,702	10,520	12,359	11,322	8,149	8,165
Less: Income allocated to participating Restricted Shares	(332)	(718)	(823)	(743)	(1,897)	(2,126)	(1,969)	(1,405)	(1,917)
DE available to common shareholders	3,488	7,534	7,804	7,959	8,623	10,233	9,353	6,744	6,248
Income tax benefit (expense)	(872)	(1,884)	(1,951)	(1,990)	(2,156)	(2,558)	(2,338)	(1,686)	(1,562)
After-tax DE available to common shareholders	$ 2,616	$ 5,651	$ 5,853	$ 5,969	$ 6,467	$ 7,675	$ 7,015	$ 5,058	$ 4,686
Denominator									
Weighted-average shares of Class A Common stock outstanding - Basic	22,284,351	22,284,351	22,284,351	22,742,137	23,138,030	24,029,107	24,157,236	24,373,172	25,068,319
After-Tax Non-GAAP Distributable Earnings Per Share	$ 0.12	$ 0.25	$ 0.26	$ 0.26	$ 0.28	$ 0.32	$ 0.29	$ 0.21	$ 0.19

[1] Pro forma assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

28

Appendix

Unaudited Non-GAAP to GAAP Reconciliation - Historical Pro Forma & Actual

($ in thousands)	Pro Forma[1]		Actual						
	Three Months Ended								
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Cash-based employee compensation and benefits	$ 20,308	$ 21,403	$ 23,173	$ 31,228	$ 32,539	$ 30,120	$ 34,242	$ 29,351	$ 31,623
Compensation expense of Bridge property operators	6,002	6,279	6,138	6,667	7,677	10,020	11,102	9,436	10,195
Share-based compensation	3,133	16,916	2,452	3,592	7,264	6,553	9,624	8,702	9,360
Employee compensation and benefits	$ 29,443	$ 44,598	$ 31,763	$ 41,487	$ 47,480	$ 46,693	$ 54,968	$ 47,489	$ 51,178
Administrative expenses, net of Bridge property operators	$ 2,270	$ 3,394	$ 4,802	$ 6,507	$ 6,740	$ 6,617	$ 7,012	$ 7,968	$ 6,139
Administrative expenses of Bridge property operators	1,830	1,997	1,901	2,112	2,768	3,152	3,673	3,140	3,636
Transaction and non-recurring costs	—	—	—	—	—	—	—	—	4,118
General and administrative expenses	$ 4,100	$ 5,391	$ 6,703	$ 8,619	$ 9,508	$ 9,769	$ 10,685	$ 11,108	$ 13,893
Unrealized gains (losses)	$ 5,780	$ 317	$ 2,565	$ 705	$ 479	$ 3,483	$ 387	$ (101)	$ 1,493
Other expenses from Bridge property operators	(21)	(19)	(18)	(16)	(14)	(13)	(8)	—	—
Net interest income (expense) and realized gain (loss)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)	(168)	(697)
Other income (expense), net	—	—	—	(1,723)	—	—	—	1,246	—
Total other income	$ 5,129	$ (1,697)	$ 1,166	$ (1,882)	$ 15	$ 1,941	$ (1,944)	$ 977	$ 796
Cash income attributable to non-controlling interests in subsidiaries	$ 2,648	$ 5,829	$ 12,154	$ 14,568	$ (150)	$ (977)	$ 3,307	$ 4,424	$ (1,856)
Non-cash income attributable to non-controlling interests in subsidiaries	—	—	—	—	—	—	—	(644)	(434)
Realized performance allocations attributable to non-controlling interests	4,486	20,593	17,142	5,913	6,094	18,409	12,460	2,357	619
Unrealized performance allocations attributable to non-controlling interests	9,586	25,517	31,605	64,778	30,769	32,316	(14,386)	(5,838)	(54,578)
Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ 16,720	$ 51,939	$ 60,901	$ 85,259	$ 36,713	$ 49,748	$ 1,381	$ 299	$ (56,249)

[1] Pro forma assumes our IPO and related transactions occurred prior to reported period.

BRIDGE INVESTMENT GROUP

29

30 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended March 31, 2023 Balance as of beginning of period $17,334 Increases (capital raised/deployment)1,5 4,970 Changes in fair market value (40) Decreases (liquidations/other)6 (96) FEAUM as of end of period $22,168 % Change 28% 1 Includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. 2 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 3 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 4 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 5 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee-earning when raised or deployed, respectively, including any reinvestments in our open- ended vehicles. 6 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended March 31, 2023 Balance as of beginning of period $43,292 New capital / commitments raised1,2 5,862 Distributions / return of capital3 (186) Change in fair value and acquisitions4 (163) AUM as of end of period $48,805 % Change 13%

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	December 31, 2021	December 31, 2022	March 31, 2023
Bridge Debt Strategies Fund IV	$ 1,133	$ 2,381	$ 2,773
Bridge Multifamily Fund V	976	2,143	2,233
Newbury Equity Partners Fund V	—	—	1,951
Bridge Workforce Fund II	915	1,719	1,719
Bridge Opportunity Zone Fund IV	1,490	1,476	1,476
Newbury Equity Partners Fund IV	—	—	1,408
Bridge Multifamily Fund IV	1,284	1,347	1,347
Bridge Opportunity Zone Fund III	1,019	1,019	1,019
Bridge Debt Strategies Fund III	1,286	1,028	969
Newbury Equity Partners Fund III	—	—	896
Bridge Seniors Housing Fund II	805	793	782
Bridge Seniors Housing Fund I	626	615	615
Bridge Workforce Fund I	556	556	556
Bridge Opportunity Zone Fund V	—	504	551
Bridge Opportunity Zone Fund I	482	482	482
Bridge Office Fund I	499	478	445
Bridge Opportunity Zone Fund II	408	408	408
Bridge Debt Strategies Fund II	354	280	280
Bridge Logistics U.S. Venture I	110	256	278
Bridge Debt Strategies IV JV Partners	129	142	262
Bridge Agency MBS Fund	123	245	239
Bridge Single-Family Rental Fund IV	—	229	231
Bridge Debt Strategies III JV Partners	308	223	216
Bridge Net Lease Industrial Income Fund	29	179	190
Bridge Multifamily Fund III	269	188	188
Bridge Office Fund II	176	161	161
Bridge Debt Strategies II JV Partners	195	145	139
Bridge Office I JV Partners	130	132	132
Bridge Office III JV Partners	—	93	93
Bridge Seniors Housing Fund III	33	66	65
Morrocroft Neighborhood Fund III	—	32	32
Bridge Office II JV Partners	6	6	21
Bridge Solar Energy Development Fund I	—	—	7
Bridge Multifamily III JV Partners	4	4	4
Bridge Debt Strategies I JV Partners	18	4	—
Total FEAUM by Fund	$ 13,363	$ 17,334	$ 22,168

BRIDGE INVESTMENT GROUP

31

32 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q1 2023 GAAP Shares of Common Stock Outstanding 25,105,577 Unvested Participating Shares of Common Stock 7,581,258 Total Participating Shares of Common Stock 32,686,835 Participating Partnership Units 98,775,923 Unvested Participating Partnership Units 2,421,685 Total Shares Outstanding 133,884,443 Shareholder Dividends ($ in thousands, except per share data) Q1 2023 Distributable Earnings Attributable to the Operating Company $33,395 Less: Transaction and non-recurring costs (4,118) Less: 10% Holdback of Profits in the Operating Company to reinvest (2,928) Less: DE attributable to non-controlling interests in Operating Company (19,905) DE before Certain Payables Attributable to Common Stockholders $6,444 Less: Other Payables Attributable to Common Stockholders (1,611) DE Attributable to Participating Common Stockholders $4,833 Total Participating Shares of Common Stock 32,686,835 DE per Share $0.15 Less: Retained Capital per Share 0.00 Dividend per Share $0.15 Record Date June 2, 2023 Payment Date June 16, 2023

33 Appendix Reconciliation of GAAP Earnings per Share to Distributable Earnings per Share Q1 2023 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net income available to Common Shareholders $ 728 25,068,319 $0.03 Add: Income allocated to unvested Participating Shares of Restricted Stock 1,306 Net income attributable to Bridge Investment Group Holdings Inc. $ 2,034 32,760,407 $0.03 Net loss attributable to non-controlling interests in Operating Company (13,216) Net loss attributable to non-controlling interests in subsidiaries of Operating Company (56,249) Net (loss) income $ (67,431) 133,995,273 $(0.50) Income tax benefit (expense) 5,844 (Loss) income before provision for income taxes $ (73,275) 133,995,273 $(0.55) Depreciation and amortization 1,093 Less: Unrealized performance allocations 107,025 Plus: Unrealized performance allocations compensation (14,670) Less: Unrealized (gains) losses, net (1,493) Plus: Share-based compensation 9,360 Plus: Transaction and non-recurring costs 4,118 Less: Net realized performance allocations attributable to non-controlling interests (619) Less: Cash income attributable to non-controlling interests in subsidiaries 1,856 Distributable Earnings attributable to the Operating Company $ 33,395 133,995,273 $0.25 Less: DE attributable to non-controlling interests in the Operating Company 25,230 101,234,866 0.25 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 8,165 32,760,407 $0.25 Less: Income allocated to participating Restricted Shares 1,917 Distributable Pre-Tax Earnings available to Common Shareholders $ 6,248 25,068,319 $0.25 Less: Income tax expense 1,562 Distributable After-Tax Earnings available to Common Shareholders $ 4,686 25,068,319 $0.19

34 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests expected to be converted on July 1, 2023 • Will result in a reduction in NCI and increase in Net Income to the Operating Company • Will result in an increase in share count; however, expected to be antidilutive to public shareholders Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations Non-Controlling Interests ($ in thousands) For Three Months Ended March 31, 2023 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 53,849 $ 53,849 $ — Transaction fees net 2,377 2,377 — Total Fund-level fee revenues 56,226 56,226 — Net earnings from Bridge property operators 3,243 3,243 — Development fees 335 335 — Fund administration fees 4,177 4,177 — Other asset management and property income 2,797 2,797 — Fee Related Revenues 66,778 66,778 — Cash-based employee compensation and benefits (31,623) (31,623) — Net administrative expenses (6,139) (6,139) — Fee Related Expenses (37,762) (37,762) — Total Fee Related Earnings 29,016 29,016 — Total Fee Related Earnings attributable to non-controlling interests from 2021 Profits Interests — — — Total Fee Related Earnings attributable to non-controlling interests from subsidiaries of the Operating Company 1,856 1,856 — Total Fee Related Earnings to the Operating Company 30,872 30,872 — Realized performance allocations and incentive fees 3,162 - 3,162 Realized performance allocations and incentive fees compensation (1,732) - (1,732) Net realized performance allocations attributable to non-controlling interests (619) - (619) Net insurance income 2,409 2,409 - Earnings from investments in real estate — — - Net interest income/(expense) and realized gain/(loss) (697) (697) - Distributable Earnings Attributable to the Operating Company $ 33,395 $ 32,584 $ 811

35 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of March 31, 2023 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level: Cumulative Investment Invested Capital[4]	Total Investment-Level: Realized Investment Value[5]	Total Investment-Level: Unrealized Investment Value[6]	Total Investment-Level: Unrealized Investment MOIC[7]	Total Investment-Level: Total Investment Fair Value[8]	Total Investment-Level: Total Investment MOIC[9]	Fund-Level Returns: Investor Levered Net IRR[10]	Fund-Level Returns: Investor Unlevered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2012)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	562	892	1,785	337	2.36x	2,122	2.38x	20.1 %	19.4 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,528	1,440	376	2,556	2.02x	2,932	2.04x	22.6 %	21.9 %
Bridge Multifamily V (Jul 2021, to present)	2,257	988	930	22	703	0.78x	725	0.78x	(34.4)%	(29.0)%
Total Multifamily Funds[12]	$ 5,479	$ 3,078	$ 4,017	$ 3,727	$ 3,596	1.59x	$ 7,323	1.82x	19.1 %	18.6 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 663	$ 586	$ 129	$ 1,068	2.04x	$ 1,197	2.04x	19.1 %	19.1 %
Bridge Workforce Housing II (Aug 2020, to present)	1,741	977	945	80	939	1.08x	1,019	1.08x	(1.2)%	(0.5)%
Total Workforce & Affordable Housing Funds[12]	$ 2,360	$ 1,640	$ 1,531	$ 209	$ 2,007	1.45x	$ 2,216	1.45x	13.5 %	13.1 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 830	$ 726	$ 409	$ 404	0.94x	$ 813	1.12x	(0.4)%	(0.3)%
Bridge Seniors II (Mar 2017, Mar 2020)	820	849	736	242	720	1.28x	962	1.31x	4.4 %	4.5 %
Bridge Seniors III (Nov 2020, to present)	48	33	24	2	30	1.31x	32	1.31x	3.7 %	3.7 %
Total Seniors Housing Funds[12]	$ 1,446	$ 1,712	$ 1,486	$ 653	$ 1,154	1.14x	$ 1,807	1.22x	1.8 %	1.9 %
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 685	$ 621	$ 189	$ 362	0.91x	$ 551	0.89x	(7.2)%	(7.0)%
Bridge Office II (Dec 2019, Dec 2022)	208	211	207	40	260	1.45x	300	1.45x	12.8 %	11.8 %
Total Office Funds[12]	$ 781	$ 896	$ 828	$ 229	$ 622	1.06x	$ 851	1.03x	(3.7)%	(3.3)%
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 264	$ —	N/A	$ 264	1.21x	5.8 %	5.8 %
Bridge Debt II (Jul 2016, Jul 2019)	1,002	246	2,642	2,839	271	1.35x	3,110	1.18x	8.8 %	8.7 %
Bridge Debt III (May 2018, May 2021)	1,624	976	5,620	5,264	967	1.30x	6,231	1.11x	9.0 %	8.9 %
Bridge Debt IV (Nov 2020, to present)	2,888	2,839	7,683	5,272	2,672	1.07x	7,944	1.03x	7.0 %	6.2 %
Total Debt Strategies Funds[12]	$ 5,646	$ 4,061	$ 16,164	$ 13,639	$ 3,910	1.16x	$ 17,549	1.09x	8.4 %	8.1 %

Please refer to Notes to Performance Summary on slide 37 for additional information.

BRIDGE INVESTMENT GROUP

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37 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds does not include performance for (i) Opportunity Zone funds as such funds are invested in active development projects and have minimal stabilized assets, (ii) funds that are currently raising capital, including our open-ended funds, (iii) funds related to the acquisition of the investment management business of Gorelick Brothers' Capital, LLC that closed on January 31, 2022 where Bridge is not acting as the general partner, or (iv) funds related to the acquisition of the investment management business of Newbury Partners, LLC that closed on March 31, 2023. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital plus Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid- In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Fair Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents the MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period's return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period's return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents.

38 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non- recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability of to generate profits from fee-based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain/(loss), and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

39 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, and expenses attributable to non- controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.